UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2016

OMEROS CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Washington	001-34475	91-1663741
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Elliott Avenue West Seattle, WA		98119
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (206) 676-5000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On October 26, 2016, Omeros Corporation (“Omeros”) entered into a Term Loan Agreement (the “Loan Agreement”) with CRG Servicing LLC (“CRG”), as administrative agent and collateral agent, the lenders named on Schedule 1 to the Loan Agreement (the “Lenders”) and nura, inc. (“nura”) as subsidiary guarantor. Pursuant to the Loan Agreement, Omeros may initially borrow $80.0 million from the Lenders subject to certain conditions, which borrowing must occur within 10 days of the effective date of the Loan Agreement. Omeros may borrow up to an additional $45.0 million in two tranches of $25.0 million and $20.0 million, respectively, contingent upon achievement of certain conditions including either satisfying (a) minimum net revenue amounts from Omeros’ ophthalmology product OMIDRIA® (phenylephrine and ketorolac injection) 1% / 0.3% or (b) minimum average market capitalization on or before June 30, 2017 and December 31, 2017, respectively.

Omeros intends to use $75.7 million of the initial loan proceeds to repay all of the amounts owed by Omeros under its existing Loan and Security Agreement with Oxford Finance LLC and East West Bank dated December 30, 2015, as amended (the “Prior Agreement”). Upon the repayment of all amounts owed by Omeros under the Prior Agreement, including a prepayment fee and a final payment fee, all commitments under the Prior Agreement will be terminated and all security interests granted by Omeros to the lenders under the Prior Agreement will be released. Omeros intends to use the remainder of the initial loan proceeds (after deducting loan origination costs) of approximately $3.0 million, plus any additional amounts that may be borrowed in the future, for general corporate purposes and working capital.

The Loan Agreement has a six-year term with four years (through December 31, 2020) of interest-only payments after which quarterly principal and interest payments will be due through the September 30, 2022 maturity date. Interest on the amounts borrowed under the Loan Agreement accrues at an annual fixed rate of 12.25%, 4.0% of which (i.e., a resultant 8.25% rate) may be deferred during the interest-only period by adding such amount to the aggregate principal loan amount (“PIK Loans”). If an OMIDRIA revenue milestone is satisfied during the 12 month period ending on December 31, 2019, the interest rate may be reduced to 11.50%, 3.5% of which may be paid in the form of PIK Loans. In addition, if the OMIDRIA revenue milestone is satisfied during such period or a market capitalization milestone is achieved during the fourth quarter of 2020, the loan would convert to interest-only until the September 30, 2022 maturity (the “Maturity Date”), at which time all unpaid principal and accrued unpaid interest is due and payable. On each borrowing date, Omeros is required to pay CRG a financing fee based on the loan drawn on that date, excluding PIK Loans. Omeros is also required to pay the Lenders a final payment fee upon repayment of the Loans in full.

Omeros may prepay all or a portion of the outstanding principal and accrued unpaid interest under the Loan Agreement at any time upon prior notice to the Lenders subject to a prepayment fee during the first three years of the term and no prepayment fee thereafter. In certain circumstances, including a change of control and certain asset sales or licensing transactions, Omeros is required to prepay all or a portion of the loan, including the applicable prepayment premium of on the amount of the outstanding principal to be prepaid.

As security for its obligations under the Loan Agreement, on the funding date of the initial borrowing, Omeros will enter into a security agreement with nura and CRG whereby Omeros will grant to CRG, as collateral agent for the Lenders, a lien on substantially all of its assets including intellectual property. The Loan Agreement requires Omeros to maintain cash and cash equivalents of $5.0 million and, each year through the end of 2021, to meet either (a) a minimum total annual revenue threshold or (b) a market capitalization threshold for the quarter ended December 31. In the event that Omeros does not meet either the minimum total annual revenue threshold or market capitalization for a particular year, then the company can satisfy the requirement for that year by paying an amount equal to the shortfall. The Loan Agreement also contains customary affirmative and negative covenants for a credit facility of this size and type, including covenants that limit or restrict Omeros’ ability to, among other things, incur indebtedness, grant liens, merge or consolidate, dispose of assets, make investments, make acquisitions, enter into transactions with affiliates, pay dividends or make distributions, license intellectual property rights on an exclusive basis or repurchase stock, in each case subject to customary exceptions.

The Loan Agreement includes customary events of default that include, among other things, non-payment, inaccuracy of representations and warranties, covenant breaches, a material adverse change (as defined in the Loan Agreement), cross default to material indebtedness or material agreements, bankruptcy and insolvency, material judgments and a change of control. The occurrence and continuance of an event of default could result in the acceleration of the obligations under the Loan Agreement. Under certain circumstances, a default interest rate of an additional 4.00% per annum will apply on all outstanding obligations during the existence of an event of default under the Loan Agreement.

The foregoing description of the Loan Agreement is only a summary of its material terms and does not purport to be complete. Copies of the Loan Agreement and the form of security agreement are attached as Exhibits 10.1 and 10.2, respectively to this Current Report on Form 8-K and are incorporated herein by reference. The Loan Agreement is not intended to be a source of factual, business or operational information about Omeros or its subsidiaries. The representations, warranties and covenants contained in the Loan Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the parties, including being qualified by disclosures for the purpose of allocating contractual risk between the parties instead of establishing matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors or security holders. Accordingly, investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties.

Item 1.02. Termination of a Material Agreement

The information set forth above in Item 1.01 relating to the Prior Agreement is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above with respect to the Loan Agreement is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Term Loan Agreement among Omeros Corporation, nura, inc., CRG Servicing LLC, as administrative agent, and certain lenders, dated October 26, 2016

10.2	Form of Security Agreement among Omeros Corporation, nura, inc. and CRG Servicing LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMEROS CORPORATION

Date: October 27, 2016	By:	/s/ Gregory A. Demopulos
Gregory A. Demopulos, M.D.
President, Chief Executive Officer and
Chairman of the Board of Directors

Exhibit Index

Exhibit Number	Description

10.1	Term Loan Agreement among Omeros Corporation, nura, inc., CRG Servicing LLC, as administrative agent, and certain lenders, dated October 26, 2016

10.2	Form of Security Agreement among Omeros Corporation, nura, inc. and CRG Servicing LLC